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NATIONAL GRID GROUP PLC
COMPANY NO. 2367004

PARTICULARS OF SUBSIDIARY UNDERTAKINGS
(AS FILED AT UK COMPANIES HOUSE WITH THE 2000 ANNUAL RETURN- UPDATED TO NOVEMBER 30TH 2000)

The Subsidiary undertakings listed below are wholly owned and registered in England and Wales, except as otherwise indicated. Unless otherwise indicated, the only class of shares issued is ordinary shares.



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID GROUP PLC

National Grid (US) Holdings Limited
National Grid Holdings Limited



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID (US) HOLDINGS LIMITED

National Grid (US) Investments



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID (US) INVESTMENTS

National Grid (Ireland) 1 Limited (Ireland)



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID (IRELAND) 1 LIMITED

National Grid (Ireland) 2 Limited (Ireland)

26% Interest in National Grid General Partnership (USA)

Energy Pool Funds Administration Limited
ESIS Limited



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID (IRELAND) 2 LIMITED

74% Interest in National Grid General Partnership (USA)



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID GENERAL PARTNERSHIP

National Grid USA (USA)


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SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID USA

The following are all registered in the USA.

Granite State Electric Company
Massachusetts Electric Company (Preferred and Common Stock)
Nantucket Electric Company
The Narragansett Electric Company (Preferred and Common Stock)
New England Hydro-Transmission Electric Company, Inc. (54%)
New England Hydro-Transmission Corporation (54%)
New England Electric Transmission Corporation
National Grid Transmission Services Corporation
National Grid USA Service Company, Inc.
New England Power Company (Preferred and Common Stock)
Wayfinder Group, Inc.
NEES Energy, Inc.
NEES Communications, Inc.
Granite State Energy, Inc.
Metrowest Realty LLC
Research Drive LLC
New England Energy Incorporated
EUA Energy Investment Corporation
EUA Cogenex Corporation



SUBSIDIARY UNDERTAKINGS OF NEW ENGLAND POWER COMPANY

The following are all registered in the USA.

Connecticut Yankee Atomic Power Company
Maine Yankee Atomic Power Company
Vermont Yankee Nuclear Power Corporation
Yankee Atomic Electric Company
New England Hydro-Transmission Electric Company, Inc. (3.2%)
New England Hydro-Transmission Corporation (3.2%)



SUBSIDIARY UNDERTAKINGS OF WAYFINDER GROUP, INC.

The following are all registered in the USA.

NEWHC, Inc.
Monitoring Technology Corp. (4%)
Nexus Energy Software Inc. (43%)
Separation Technology, Inc. (6%)


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SUBSIDIARY UNDERTAKINGS OF NEES ENERGY, INC.

ALLEnergy Marketing Company, L.L.C. (USA)



SUBSIDIARY UNDERTAKINGS OF ALLENERGY MARKETING COMPANY, L.L.C.

The following are all registered in the USA.

AEDR Fuels, L.L.C.
New York Fuels
Texas-Ohio
Weatherwise USA L.L.C. (10%)
Northeastern Gas



SUBSIDIARY UNDERTAKINGS OF NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.

New England Hydro Finance Company, Inc. (USA)



SUBSIDIARY UNDERTAKINGS OF NEW ENGLAND HYDRO-TRANSMISSION CORPORATION

New England Hydro Finance Company, Inc. (USA)



SUBSIDIARY UNDERTAKINGS OF EUA ENERGY INVESTMENT CORPORATION

The following are all registered in the USA.

EUA Bioten, Inc.
Bioten Partnership
Eastern Unicord Corporation
Separation Technology, Inc. (25.76%)



SUBSIDIARY UNDERTAKINGS OF BIOTEN PARTNERSHIP

Bioten GPM (Mauritius)
Bioten Operations, Inc. (USA)


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SUBSIDIARY UNDERTAKINGS OF EUA COGENEX CORPORATION

Northeast Energy Management, Inc. (USA)
APS Cogenex L.L.C. (USA)
EUA Cogenex West Corporation (USA)
EUA Cogenex-Canada, Inc. (Canada)
EUA Cogenex-Canada Energy Services, Inc. (Canada)
Cogenex Partnerships (USA)



SUBSIDIARY UNDERTAKINGS OF COGENEX PARTNERSHIPS

The following are all registered in the USA.

EUA Energy Capital & Services I (50%)
EUA Energy Capital & Services II (50%)
Micro Utility Partners of America (50%)
EUA Westcoast, L.P. EUA
FRC II Energy Partners (50%)



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID HOLDINGS LIMITED

National Grid Five Limited
National Grid Four Limited
National Grid Gold Limited (ordinary and preference shares)
National Grid Insurance Limited (Guernsey) (preference shares held by a non-group undertaking)
National Grid Jersey Holdings Ltd (Jersey)
National Grid One Limited
National Grid Two Limited
NGG Telecoms Holdings Limited (ordinary and preference shares) NGG Telecoms Investment Limited The National Grid Company plc (ordinary and preference shares)


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SUBSIDIARY UNDERTAKINGS OF THE NATIONAL GRID COMPANY PLC

NGC Leasing Limited
NGC Properties Limited



SUBSIDIARY UNDERTAKING OF NATIONAL GRID JERSEY HOLDINGS LIMITED

National Grid Three Limited, with subsidiary NGG Telecoms Limited.



INVESTMENT IN ASSOCIATED COMPANY- BY NGG TELECOMS LIMITED

Energis plc (28.4% ordinary shares).



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID FIVE LIMITED

National Grid International Limited.

NGC Two Limited, with subsidiary The National Grid Investments Company.
         NatGrid Finance Holdings Limited; with subsidiary NatGrid Finance Limited, with subsidiaries NG Jersey Ltd (Jersey) and NG Investments Ltd (Jersey)- whose subsidiary is NatGrid Investments Limited (ordinary and preference shares).



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID INTERNATIONAL LIMITED

National Grid Overseas Limited
NGC Zambia Limited
National Grid (Isle of Man) Limited (registered in Isle of Man, and 50% holder of Manx Cable Company Limited- Isle of Man) National Grid Australia GP Pty Ltd (Australia)
National  Grid  Australia  LLP  (Australia), with subsidiary National Grid
         Australia  Pty  Ltd
(Australia), whose subsidiary is Basslink Pty Ltd
The Electricity Transmission Company Limited



ASSOCIATED COMPANY OF NATIONAL GRID INTERNATIONAL LIMITED

NG Koleje Telekomunicaja (Poland, 23.75%)



SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID OVERSEAS LIMITED

National Grid Overseas Two Limited



SUBSIDIARY UNDERTAKING OF NATIONAL GRID OVERSEAS TWO LIMITED

National Grid Holdings BV (Netherlands)


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SUBSIDIARY UNDERTAKINGS OF NATIONAL GRID HOLDINGS BV

National Grid Holland Limited
National Grid Brazil Finance
NGC do Brazil Participacoes Ltda (Brazil)
National Grid Brazil Transmission BV (Netherlands)
National Grid Indus BV (Netherlands)
National Grid India BV (Netherlands), holding company for Karnataka Translink
      Limited (India)
National Grid Poland BV (Netherlands)
National Grid Reserve V BV (Netherlands)
National Grid Reserve IV BV (Netherlands)

National Grid Brazil BV (Netherlands), holder of a 50% interest in JVCO Participacoes Ltda (Brazil) (formerly Noresko Group), holding company for Holdco Paticipacoes Ltda (Brazil), holding company for Intelig Telecomunicacoes Ltda (Brazil).

National Grid Manquehue BV (Netherlands); holding company for National Grid Chile Holdings Ltda (Chile), holding company for National Grid Chile Investment Ltda (Chile), holder of a 30% investment in Manquehue net SA (Chile), which holds a 30% interest in Silica Networks SA (Chile).

National Grid Chile BV (Netherlands); holding company for National Grid Southern Cone Holdings Ltda (Chile), the holding company for National Grid Southern Cone Investment Ltda (Chile), which holds a 50% interest in Silica Networks SA (Chile).

         The subsidiaries of Silica Networks are
         Silica Networks (Chile) SA and Silica Networks (Argentina) SA

National Grid Zambia BV (Netherlands), which has a 38.9% interest in Copperbelt Energy Corporation Plc (Zambia)

National Grid Finance BV (Netherlands), which has a 41.25% interest in Citilec SA (incorporated in Argentina), which owns 65% of Transener SA (Argentina) in the form of 100% class A ordinary shares and 36% of the class B ordinary shares. Transener owns 90% of Transba SA (Argentina).